                               [COUTTS & CO LOGO]

                                 COUTTS & CO AG
                               PARK AVENUE TOWER
                              65 East 55th Street
                              New York, NY  10022
                Telephone (212) 303 2939  TELEFAX (212) 303 2929



March 16, 1995

Ronald F. Seale
Director
Compania di Investimento Antilliana SA
High Street
St. John's, Antigua

Dear Mr. Seale:

We are pleased to confirm that we are prepared to make available a line of credit on the following terms and conditions:

         1)      AMOUNT

         Up to US$2,000,000 (two million U.S. Dollars), provided the collateral requirements set out below are satisfied.

         2)      AVAILABILITY

                          Loan             US$2,000,000

         You may borrow up to the maximum amount set out above and, after full or partial repayment, reborrow on this line of credit until its term has expired, provided that all the terms and conditions hereof are satisfied.

         3)      PURPOSE AND REPAYMENT

         The purpose of this loan is for investment purchases of stocks and bonds. Repayment of this loan will be from the liquidation of collateral.

         4)      COLLATERAL

         Any utilization hereunder shall be secured by the pledge of all assets held by you with this Bank (the "Assets"), pursuant to the General Loan and Collateral Agreement signed by you on 1/10/95.

         Some or all of the Assets have a loanable value up to a percentage ratio of their market value from time to time which varies with the nature and quality of each asset (certain Assets may not have a loanable value, although these Assets will secure the line of credit). A summary of current maximum lending ratios is provided as an appendix to this letter. We reserve the right to vary these ratios at our discretion, and to refuse to extend a lending ratio against assets which we do not consider to be acceptable or which would exceed the limits we regard as prudent for lending against a specific Asset, and to terminate our lending ratios against Assets.

         None of the Assets may be removed by you from the Bank without our prior written consent.

         5)      COLLATERAL MARGIN REQUIREMENTS

         You will ensure at all times that the loanable value of the assets pledged to us as collateral exceeds the amount outstanding hereunder. Should the loanable value of pledged assets fall to 5% below the amount outstanding (inclusive of interest and costs), you will provide us with additional collateral to cover the shortfall upon our first demand. Should you fail to provide the additional collateral within 5 business days or should the loanable value of the pledged assets fall to 10% or more below the amount outstanding (whichever occurs first), we reserve the right without further formality or notice and at our discretion to sell sufficient Assets (including both Assets with, and Assets without, a loanable value) to reduce the amount outstanding under the line of credit to the loanable value of the remaining Assets which are pledged to us. These provisions will take effect regardless of the value of any Assets which do not have loanable value and may take effect because we decrease or terminate our lending ratio for some or all of the Assets securing the line of credit.

         6)      PRICING

         You agree to pay an interest rate of LIBOR + 1% (one percent) on any advances.

         7)      TERM

         This line of credit is provided on the basis that it may be withdrawn without notice and any amounts outstanding are repayable on first demand. We reserve the right to liquidate collateral to repay any amounts outstanding at our discretion and without further formality.

         In any event, this line of credit shall become due for review on February 24, 1996 and we shall be pleased to discuss future arrangements shortly before this date.

         8)      APPLICABLE LAW

         This Agreement is subject to the laws of the State of New York.

         Please sign and return the attached copy of this letter as confirmation of your acceptance of these terms and conditions.

         Yours sincerely,


         /s/ P Embiricos                           /s/ D Simmons

         P Embiricos                               D Simmons
         Coutts & Co AG                            Coutts & Co AG

                               [COUTTS & CO LOGO]

                                 COUTTS & CO AG
                               PARK AVENUE TOWER
                              65 East 55th Street
                              New York, NY  10022
                Telephone (212) 303 2939  TELEFAX (212) 303 2929



April 5, 1995

Ronald F. Seale
Director
Compania di Investimento Antilliana SA
High Street
St. John's, Antigua

Dear Mr. Seale:

We are pleased to confirm that we are prepared to make available a line of credit on the following terms and conditions:

         1)      AMOUNT

         Up to US$2,500,000 (two million five hundred thousand U.S. Dollars), provided the collateral requirements set out below are satisfied.

         2)      AVAILABILITY

                       Loan                              US$2,000,000
                       FX Margin Trading Facility        US$500,000

         Loan- You may borrow up to the maximum amount set out above and, after full or partial repayment, reborrow on this line of credit until its term has expired, provided that all the terms and conditions hereof are satisfied.

         FX Margin Trading Facility- We are prepared to enter into open forward foreign exchange transactions with you, up to 12 months duration in major currencies. We will apply a notional value of 10% of the face value of each contract as utilization hereunder.

         3)      PURPOSE AND REPAYMENT

         The purpose of the loan is for investment purchases of stocks and bonds. Repayment of this loan will be from the liquidation of collateral.

         The purpose of the FX Margin Trading Facility is to enable the corporation to enter into forward foreign exchange contracts.

         4)      COLLATERAL

         Any utilization hereunder shall be secured by the pledge of all assets held by you with this Bank (the "Assets"), pursuant to the General Loan and Collateral Agreement signed by you on 1/10/95.

         Some or all of the Assets have a loanable value up to a percentage ratio of their market value from time to time which varies with the nature and quality of each asset (certain Assets may not have a loanable value, although these Assets will secure the line of credit). A summary of current maximum lending ratios is provided as an appendix to this letter. We reserve the right to vary these ratios at our discretion, and to refuse to extend a lending ratio against assets which we, do not consider to be acceptable or which would exceed the limits we regard as prudent for lending against a specific Asset, and to terminate our lending ratios against Assets.

         None of the Assets may be removed by you from the Bank without our prior written consent.

         5)      COLLATERAL MARGIN REQUIREMENTS

         You will ensure at all times that the loanable value of the assets pledged to us as collateral exceeds the amount outstanding hereunder. Should the loanable value of pledged assets fall to 5% below the amount outstanding (inclusive of interest and costs), you will provide us with additional collateral to cover the shortfall upon our first demand. Should you fail to provide the additional collateral within 5 business days or should the loanable value of the pledged assets fall to 10% or more below the amount outstanding (whichever occurs first), we reserve the right without further formality or notice and at our discretion to sell sufficient Assets (including both Assets with, and Assets without, a loanable value) to reduce the amount outstanding under the line of credit to the loanable value of the remaining Assets which are pledged to us. These provisions will take effect regardless of the value of any Assets which do not have loanable value and may take effect because we decrease or terminate our lending ratio for some or all of the Assets securing the line of credit.

         6)      PRICING

         Loan- You agree to pay an interest rate of LIBOR + 1% (one percent) on any loan advances. FX Margin Trading Facility-You agree to pay 10 PIPs on trades up to $500,000 and 5 PIPs on trades above $500,000.

         7)      TERM

         This line of credit is provided on the basis that it may be withdrawn without notice and any amounts outstanding are repayable on first demand. We reserve the right to liquidate collateral to repay any amounts outstanding at our discretion and without further formality.

         In any event, this line of credit shall become due for review on February 24, 1996 and we shall be pleased to discuss future arrangements shortly before this date.

         8)      APPLICABLE LAW

         This Agreement is subject to the laws of the State of New York.

         Please sign and return the attached copy of this letter as confirmation of your acceptance of these terms and conditions.

         Yours sincerely,

         /s/ P Embiricos                           /s/ D Simmons

         P Embiricos                               D Simmons
         Coutts & Co AG                            Coutts & Co AG

                               [COUTTS & CO LOGO]

                                 COUTTS & CO AG
                               PARK AVENUE TOWER
                              65 East 55th Street
                              New York, NY  10022
                Telephone (212) 303 2939  TELEFAX (212) 303 2929



The Directors
Compania di Investimento Antilliana SA
St. John's
Antigua

June 29, 1995


Dear Sirs:

Compania Di Investimento Antilliana SA

We are pleased to confirm that we are prepared to make available to the corporation a line of credit on the following terms and conditions:

         1)      AMOUNT

                 Up to US$6,000,000 (six million dollars), provided the collateral requirements set out below are satisfied.

         2)      AVAILABILITY

                 The line of credit is available as follows:


                      Loan                             $5,500,000
                      Foreign Exchange Margin Trading  $  500,000  (notional limit, covering open contracts with a face
                                                                   value of $5,000,000)

                 Loan: you may borrow up to the maximum amount set out above and, after full or partial repayment, reborrow on this line of credit, provided that all the terms and conditions hereof are satisfied.

                 Foreign Exchange Margin Trading: we are prepared to enter onto open foreign exchange contracts with you, up to 12 months duration in major currencies. We will apply a notional value of 10% to the face value of each contract as utilization hereunder.

         3)      PURPOSE AND REPAYMENT

                 The purpose of the loan is to assist the corporation in connection with its investment activities. Repayment is to flow from the corporation's investment income and from sales of assets from time to time as necessary.

                 Please note also the bank's rights to withdraw the line of credit and demand repayment shown in Section 7 of this letter.

         4)      COLLATERAL

                 Any utilization hereunder shall be secured by the pledge of all assets held by you with this Bank (the "Assets"), pursuant to the General Loan and Collateral Agreement signed by you on January 10, 1995.

                 Some or all of the Assets have a loanable value up to a percentage ratio of their market value from time to time which varies with the nature and quality of each asset (certain Assets may not have a loanable value, although these Assets will secure the line of credit). A summary of current maximum lending ratios is provided as an appendix to this letter. We reserve the right to vary these ratios at our discretion, and to refuse to extend a lending ratio against assets which we, do not consider to be acceptable or which would exceed the limits we regard as prudent for lending against a specific Asset, and to terminate our lending ratios against Assets. None of the Assets may be removed by you from the Bank without our prior written consent.

                 The following is additionally required:

                 o A first legal mortgage over the freehold interest in the property located at 12803 Waterford Pointe, Windermere, Florida 34786 (described herein as Waterford Pointe).

                 Please see also Section 8 below.

         5)      COLLATERAL MARGIN REQUIREMENTS

                 You will ensure at all times that the loanable value of the assets pledged to us as collateral exceeds the amount outstanding hereunder. Should the loanable value of pledged assets fall to 5% below the amount outstanding (inclusive of interest and costs), you will provide us with additional collateral to cover the shortfall upon our first demand. Should you fail to provide the additional collateral within 5 business days or should the loanable value of the pledged assets fall to 10% or more below the amount outstanding (whichever occurs first), we reserve the right without further formality or notice and at our discretion to sell sufficient Assets (including both Assets with, and Assets without, a loanable value) to reduce the amount outstanding under the line of credit to the loanable value of the remaining Assets which are pledged to us. These provisions will take effect regardless of the value of any Assets which do not have loanable value and may take effect because we decrease or terminate our lending ratio for some or all of the Assets securing the line of credit.

         6)      PRICING

                 Loans will bear interest at a rate to be mutually agreed at the time of each borrowing. Indicative pricing is:

                 Interest Rate:            1.0% over Libor, with fixture
                                           periods of up to one year.  Any loan
                                           drawing the purpose of which is to
                                           enable the corporation to acquire
                                           real estate investments will attract
                                           an additional interest margin of
                                           0.75%.

                 Arrangement Fee:          $2,500, payable upon first drawdown
                                           of the line of credit.

                 Other Fees:               for the account of the corporation
                                           as they arise (including appraisal
                                           cost, attorney's fees, title
                                           insurance and premiums, etc.).

         7)      TERM

                 This line of credit is provided on the basis that it may be withdrawn without notice and any amounts outstanding are repayable on first demand. It is made available to you on an uncommitted basis and we reserve the right to liquidate collateral to repay any amounts outstanding at our discretion and without further formality.

                 In any event, this line of credit shall become due for review on February 24, 1996.

         8)      REQUIRED DOCUMENTATION AND CONDITIONS PRECEDENT

                 o        In relation to Waterford Pointe

                          o The bank requires a valuation report at regular intervals to disclose no material deterioration in condition or value.

                          o Mortgagee's Title Insurance in the amount of the mortgage insuring the bank's mortgage as a first mortgage on Waterford Pointe.

                          o Acceptable insurance cover to be lodged with the bank.

                          o Loan documentation, including first mortgage, prepared by our Florida Counsel.

                          o       Completed Form U1.

         9)      APPLICABLE LAW

                 This line of credit is subject to the laws of the State of New York.

Please sign and return the attached copy of this letter as confirmation of your acceptance of these terms and conditions.

Yours faithfully,

/s/ P Embiricos          /s/ DG Simmons

P Embiricos              DG Simmons
Coutts & Co              Coutts & Co


Terms Accepted:


/s/ Ronald F. Seale                                                  6/30/95
- -----------------------------------------------------------          -------
For and on behalf of Compania di Investimento Antilliana SA           Date

                             MAXIMUM LENDING RATIOS

 1.       Coutts & Co own bonds and medium term cash bonds                                             90%

 2.       US, major European and Japanese government or government agencies bonds and
          notes                                                                                        90%

 3.       Corporate bonds or notes rate AA or better                                                   80%

 4.       Corporate bonds or notes rate A or BBB                                                       70%

 5.       Selected equities quoted on US, major European or Japanese stock
          exchanges***                                                                                 50%

 6.       Funds:

          (a)      Coutts & Co money market funds, same currency                                       95%
                   Coutts & Co money market funds, another currency                                    85%
                   Coutts & Co global fixed income                                                     85%
                   Coutts & Co global equities                                                         70%
          (b)      Other unleveraged global fixed income                                               75%
                   Other unleveraged global equities                                                   60%
                   Other unleveraged emerging market                                                   50%

 8        Precious Metals                                                                              50%

 9.       Time deposits and bank certificates of deposit:

                   Coutts & Co, same currency                                                          95%
                   Coutts & Co, another currency                                                       85%

 *** lower lending ratios will apply to stocks offering limited liquidity, no lending ratio is ascribed to restricted stocks.

                               *****************

                               [COUTTS & CO LOGO]

                                 COUTTS & CO AG
                               PARK AVENUE TOWER
                              65 East 55th Street
                              New York, NY  10022
                Telephone (212) 303 2939  TELEFAX (212) 303 2929



The Directors
Compania di Investimento Antilliana SA
St. John's
Antigua

February 23, 1996

Dear Sirs:

We are pleased to confirm that we are prepared to extend your existing $6,000,000 facility for an additional 30 days to March 29, 1996. This facility will continue to be subject to the existing terms and conditions of our facility letter to you dated June 29, 1995.


Yours sincerely,

/s/ E Badillo             /s/ S Nichols

E Badillo                 S Nichols
Coutts & Co               Coutts & Co

GENERAL LOAN                                                 [COUTTS & CO LOGO]
AND COLLATERAL AGREEMENT


In order to induce Coutts & Co AG (herein together with its successors, assigns and endorsees is called "the Bank") from time to time in its discretion to grant, extend or continue credit or other financial accommodations to the undersigned, or any of them, or to others on the guaranty, endorsement or other assurance of the undersigned, or any of them, it is hereby agreed and provided by the undersigned that the Bank shall have the following rights in addition to all other rights the Bank may have under the Uniform Commercial Code of New York or otherwise, to wit:

1. All loans, advances, or credits heretofore or hereafter obtained from the Bank by the undersigned, or any of them, as well as all present and future indebtedness of any of the undersigned to the Bank, shall, unless otherwise agreed in writing, be repayable by the undersigned at the Bank at its office at 65 East 55th Street, New York, NY 10022, upon demand, in immediately available funds.

2. As security for any and all loans, advances, credits, indebtedness, obligations and liabilities of any kind, of the undersigned or any of them to the Bank, now or hereafter existing, whether absolute or contingent, due or to become due, direct or indirect, liquidated or unliquidated, and however acquired, incurred, or arising (all of which are hereinafter referred to as the "obligations"), the undersigned and each of them grants a present security interest in every balance of every account which the undersigned or any of them has or shall at any time have with the Bank and all moneys, instruments, chattel paper, documents, accounts, contract rights, goods, credits, choses in action, claims, demands, and without any limitation whatsoever, property of every kind and description including additions, accessions and substitutions (all of which are hereinafter collectively referred to as the "collateral") which have been or at any time shall be delivered to or be in transit to or from the Bank or any of its agents or correspondents or other third party or parties acting in its behalf, by, or for, or for account of, or subject to the order of, the undersigned or any of them and in all right, title and interest of the undersigned or any of them in and to any collateral which has come or shall come into the possession, custody or control of the Bank in any way or for any purpose whatsoever, whether for safekeeping or otherwise and whether the Bank shall accept them for the purposes for which it is delivered to it or not. The undersigned further authorizes the Bank to execute and file one or more financing statements covering the collateral security or any part thereof and the undersigned agrees to bear the cost of such filing(s).

3. The Bank at its discretion may, without notice, transfer any of the collateral into its own name or that of its nominee and may, at its discretion, in its or its nominee's name or in the name of the undersigned or any of them, demand, sue for, collect and receive any money or property at any time due, payable or receivable on account of or in exchange for, or make any compromise or settlement it deems desirable with reference to, any of the collateral and endorse, assign, convey and transfer any and all of the collateral. The Bank may discharge all liens, taxes and security interests relating to the collateral at the undersigned's expense. The Bank may, upon any default hereunder or under any of the obligations, grant options or sell and resell in one or more sales, all or any of the collateral at any broker's board or public or private sale, for cash, upon credit or for future delivery, free from all liability or claim for inadequacy of price, with or without demand of performance or advertisement. Unless the collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the undersigned at least five days prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The Bank or its agent may bid and/or purchase at any public sale and, if the collateral is of the type customarily sold in a recognized market or the type which is the subject of widely distributed price standards, at any private sale made under this agreement, the Bank may hold the same thereafter in its own right, absolutely free from any claim of the undersigned, who and each of whom hereby waives and releases all rights of redemption to the extent such waiver is lawful. The undersigned will bear and pay all necessary and incidental costs and expenses and reasonable attorney's fees that the Bank may incur in the enforcement hereof or of any of the obligations or of any of the collateral or of any actual or attempted sale, exchange, enforcement, collection, compromise or settlement of any of the collateral and of receipt of proceeds thereof, and will repay to the Bank any such expense incurred by it together with interest as hereinabove provided for.

  The pledge and lien hereby given shall cover all proceeds of the collateral at any time in the possession or control of the Bank. The Bank may at any time, at its option, apply all or any of the net cash receipts or net balance of or from any of the collateral to the payment in whole or in part of any of the obligations or any such expense, applying or distributing the same as it shall elect, whether the item or items on which such payment is made be due or not, notwithstanding the holding by the Bank of the collateral. The Bank shall not assume nor shall it be deemed to have assumed any duties, liabilities or obligations in any way relating to or arising out of any of the collateral. Notwithstanding the holding by the Bank of the collateral or any sale, exchange, transfer, enforcement, collection, compromise or settlement, actual or attempted, of any of the collateral the undersigned and each of them shall be and remain liable for the payment in full of principal and interest of all of the obligations and any expense as aforesaid, except only to the extent that the same or any part thereof shall be reduced by payment or actual application thereon by the Bank of the collateral or proceeds thereof. All remittances and property shall be deemed in the possession and custody of the Bank when actually in possession or custody of, or in transit to it or any agent, bailee or correspondent or other third party acting on its behalf.

4. If at any time the collateral for any of the obligations shall be unsatisfactory to the Bank or any of its officers, and the undersigned or any of them shall not on demand furnish such further collateral or make such payment on account as shall be satisfactory to the Bank, or if any sum payable upon any of the obligations be not paid when due, or in the event of any other default in, or under, any of the obligations, or default in the payment at maturity of liabilities of the undersigned to others, or upon failure of the undersigned to insure in favor of and to the satisfaction of the Bank any of the collateral or if the undersigned or any of them, or in the case of a partnership, any partner thereof, or any guarantor of any of the obligations or any maker, endorser, or guarantor of any of the collateral shall die, or become insolvent, or suspend business or make an assignment for the benefit of creditors, or if a petition in bankruptcy shall be filed against, or a voluntary petition in bankruptcy shall be filed by or if a judgment be entered against, or if a receiver shall be appointed or any attachment or levy filed against the property or assets, or any thereof, of, or upon any proceeding being commenced under any bankruptcy reorganization, arrangement of debt, insolvency, liquidation or dissolution law or statute by or against the undersigned or any of them, or any such maker, endorser, or guarantor, of if the Bank shall in good faith deem itself insecure, thereupon any or all of the obligations, although not payable on demand, shall, at the option of the Bank, forthwith become and be due and payable without notice, presentation or demand of payment all of which are hereby expressly waived.

5. The Bank may assign or transfer all or any part of the obligations and may transfer as security therefor all or any part of the collateral, and shall be thereafter duly discharged from all liability and responsibility with respect to the collateral so transferred, and the transferee shall thereafter be vested with all powers and rights of the Bank hereunder with respect to such collateral but with respect to any security not so transferred the Bank shall retain all rights and powers hereby or otherwise given. The undersigned will assert no claims or defense he may have against the Bank against the transferee.

6. No delay on the part of the Bank or any of such assignee or transferee in exercising any power or right hereunder shall operate as a waiver of any power or right nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The rights and remedies herein expressly specified are irrevocable, cumulative and not exclusive of any other rights or remedies which the Bank or its assigns may otherwise have. Any notice to or demand on the undersigned elected to be given or made by the Bank shall be deemed effective, if not first otherwise made or given, when forwarded by mail, telegraph, or telephoned to the last address of the undersigned appearing on the Bank's books. No notice to or demand on the undersigned shall be deemed to be a waiver of any obligation of the undersigned or of the right of the Bank to take further action without notice or demand as provided herein. In no event shall any waiver by the Bank or any right be effective unless in writing and then the same shall be applicable only in the specific instance for which given.

7. This agreement shall cover all future as well as all existing transactions and shall remain effective irrespective of any interruptions in the business relations of the undersigned with the Bank. It shall bind all administrators, executors, heirs, partners, successors and assigns of the undersigned and each of them. The term "undersigned" as used herein shall, if this instrument is signed by more than one party, mean the "undersigned and each of them" and each undertaking herein contained shall be their joint and several undertaking.

8. This agreement and the rights and obligations of the Bank and of the undersigned hereunder shall be governed and construed in accordance with the laws of the State of New York. The undersigned consent to the jurisdiction of the courts of New York in any action brought to enforce any of the rights granted to the Bank hereunder.

9. The undersigned hereby waive(s) trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or any other agreement, instrument or document delivered in connection herewith or any transaction contemplated hereby.



New York, New York


/s/ Ronald F. Seale                   1/10/95
- --------------------------------------------------------------------------------


/s/ Ronald F. Seale
- --------------------------------------------------------------------------------
Account Signature


- --------------------------------------------------------------------------------
Address


- --------------------------------------------------------------------------------
Account Signature


- --------------------------------------------------------------------------------
Address


- --------------------------------------------------------------------------------
Account Signature


- --------------------------------------------------------------------------------
Address


- --------------------------------------------------------------------------------
Account Signature


- --------------------------------------------------------------------------------
Address

Coutts & Co
- --------------------------------------------------------------------------------
Demand Interest Bearing Note

$6,000,000   Office Address: 65 East 55th Street, N.Y.,          June 27, 1995

ON DEMAND The undersigned, for value received, jointly and severally promise(s) to pay to the order of Coutts & Co AG (hereinafter called the Bank) at its office in the place first above stated, or if no place is stated, at 65 East 55th Street, 22nd Fl., New York, NY 10022, in funds current at the New York Clearing House, the sum of six million dollars ($6,000,000 ) Dollars. The undersigned also promises to pay interest at said offices at the rate per annum indicated below:

[ ] The Bank's Prime Rate (the rate of interest established from time to time by the Bank as its "prime rate") plus ___________%, which interest rate shall change when and as the Prime Rate changes;

[ ]      ____________ %; (or)

[x]      calculated as provided on the reverse side hereof.

If all or a portion of the principal or interest of the Liabilities (as hereinafter defined), or any fee or other amount due in connection therewith, shall not be paid when due (whether after stated maturity, acceleration or otherwise), such amount, to the extent permitted by applicable law, shall bear interest at the rate of 2% per annum in excess of the rate hereinbefore provided, but in no event in excess of the maximum rate of interest permitted under applicable law. Interest shall be payable on the first day of each month commencing the first such day to occur after the date hereof and on the maturity hereof.

The undersigned grants the Bank a security interest in and pledge(s) with the Bank, as collateral security for payment of this note and of all Liabilities (as hereinafter defined) of the Obligors (as hereinafter defined), or any one or more of them, now or hereafter owned or held by the Bank, the following property:

All assets held with Coutts & Co AG
- --------------------------------------------------------------------------------

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together with any additions and accessions thereto and substitutions therefor and the products and proceeds thereof and all moneys and/or other property now or hereafter held by the Bank on deposit, in safekeeping, or otherwise, for the account of or to the credit of or belonging to any Obligor (which term as used herein shall be deemed to include each and all of the undersigned and each and every endorser or guarantor hereof) or in which any Obligor shall have any interest, all or which is hereinafter termed the collateral security. The Bank at any time, before or after default, may, but shall not be obligated to, transfer into or out of its own name or that of its nominee all or any of the collateral security, including stocks, bonds, and other securities, and the Bank or its nominee may demand, sue for, collect, receive and hold as like collateral security any or all interest, dividends and income thereon and if any securities are held in the name of the Bank or its nominee, the Bank may, after default exercise all voting and other rights pertaining thereto as if the Bank were the absolute owner thereof; but the Bank shall not be obligated to demand payment of, protest, or take any steps necessary to preserve any rights in the collateral against prior parties, or to take any action whatsoever in regard to the collateral security or any part thereof, all of which the Obligor assumes and agrees to do. Without limiting the generality of the foregoing, the Bank shall not be obligated to take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of the collateral security, unless the Obligor gives written notice to the Bank that such action shall be taken not more than thirty (30) days prior to the time such action may first be taken and not less than ten (10) days prior to the expiration of the time during which such action may be taken. The term "Liabilities" shall include this note and all other indebtedness and obligations and liabilities of any kind of any Obligor to the Bank, now or hereafter existing, arising directly between any Obligor and the Bank or acquired by assignment, conditionally or as collateral security by the Bank, absolute or contingent, joint and/or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, direct or indirect, including, but without limiting the generality of the foregoing, indebtedness, obligations or liabilities to the Bank of any Obligor as a member of any partnership, syndicate, association or other group, and whether incurred by any Obligor as principal, surety, endorser, guarantor, accommodation party or otherwise.

Upon default in the due payment of principal or interest, the Bank may, but shall not be required to exercise any right or remedy hereby granted or allowed to it by law including but not limited to the rights and remedies of a Secured Party under the Uniform Commercial Code of New York and each and every right and remedy granted to the Bank or allowed to it by law shall be cumulative and not exclusive the one of the other, and may be exercised by the Bank from time to time and as often as may be necessary. The Bank shall have at any time in its discretion the right to enforce collection and payment or liquidation of any of the collateral security by appropriate action or proceedings, and the net amounts received therefrom, after deducting all costs and expenses incurred in connection therewith, shall be applied on account of this note and any other Liabilities all without notice to any Obligor. Any demand or notice, if made or given, shall be sufficiently made upon or given to any Obligor if left at or mailed to the last address of such Obligor known to the Bank or if made or given in any other manner reasonably calculated to come to the attention of such Obligor or the personal representatives, successors, or assigns of such Obligor, whether or not in fact received by them respectively. Unless the collateral is perishable or threatens to decline speedily in value or is a type customarily sold on a recognized market, the Bank will give the undersigned reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition is to be made. Five (5) days prior notice shall be deemed reasonable notice. The Bank may repledge all or any of the collateral security for any sum not in excess of the amount due hereunder at the date of such repledge with any person, firm or corporation for any purpose whatsoever, and may assign and transfer this note to any other person, firm or corporation and may deliver and repledge the collateral, security or any part thereof to the assignee or transferee of this note, who shall thereupon become vested with all the powers and rights above given to the Bank in respect thereof, and the Bank shall thereafter be forever released and discharged of and from all responsibility or liability to the Obligors for or on account of the collateral security so delivered. In the event that this note is placed in the hands of an attorney for collection by reason of any default hereunder, the Obligor agree(s) to pay attorney's fees in the amount of 20% of the unpaid principal balance hereof which the Obligor agree(s) to be reasonable. The Obligors jointly and severally promise to pay all expenses of any nature as soon as incurred whether in or out of court and whether incurred before or after this note shall become due at its maturity date or otherwise and costs which the Bank may deem necessary or proper in connection with the satisfaction of the indebtedness or the administration, supervision, preservation, protection (including but not limited to maintenance or adequate insurance) or of the realization upon the collateral. The Obligor and the Bank in any litigation (whether or not arising out of or relating to this note) in which any of them shall be adverse parties waive the right of trial by jury and the Obligor waives the right to interpose any set-off or counterclaim of any kind or description in any such litigation. This note and any other agreements, documents and instruments executed and delivered pursuant to or in connection with the Liabilities contain the entire agreement between the parties relating to the subject matter hereof and thereof. The undersigned expressly acknowledges that the Bank has not made and the undersigned is not relying on any oral representations, agreements or commitments of the Bank or any officer, employee, agent or representative thereof. No change, modification, termination, waiver, or discharge, in whole or in part of this instrument shall be effective unless in writing and signed by the party against whom such change, modification, termination, waiver or discharge is sought to be enforced. The Obligors, and each of them, hereby waive presentment, demand for payment, protest, notice of protest, notice of dishonor, and any or all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this note, and each of them consents to any and all delays, extensions of time, renewals, releases of any Obligor and of any available security, waivers or modifications that may be granted or consented to by the Bank with regard to the time of payment or with respect to any other provisions of this note and agrees that no such action or failure to act o the part of the Bank shall in any way affect or impair the obligations of any Obligor or be construed as a waiver by the Bank of, or otherwise affect, its right to avail itself of any remedy hereunder with the same force and effect as if each Obligor had expressly consented to such action or inaction upon the part of the Bank.

The note shall be deemed to have been made and delivered in the State of York; the Obligors consent to the jurisdiction of the courts of New York in any action brought to enforce any of the rights of the Bank under this note and the rights and liabilities of the Bank and the Obligors shall be determined in accordance with the laws of the State of New York. Interest shall be calculated on the basis of a 360-day year and actual days elapsed.

The obligors hereby authorize the Bank to date this note as of the day when the loan evidenced hereby is made and to complete and fill in any blank spaces in this note in order to conform to the terms upon which this loan granted. The Obligor further authorizes the Bank to execute and file one or more financing statements covering the collateral security or any part thereof and the Obligor agrees to bear the cost of such filing(s). The term "Bank" as used herein shall be deemed to include the Bank and its successors, endorsers and assigns.

Special provisions Interest to be calculated at a rate of 1% over Libor.
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For Compania Di Investimentos Antilliana

                             /s/ Ronald F. Seale
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                                  Signature

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                                   Address

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                                  Signature

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                                   Address

GUARANTEE

In consideration of the making of the loan evidenced by the within note, hereby requested by the undersigned, the undersigned hereby jointly and severally guarantee(s) to Coutts & Co AG, its successors, endorsers or assigns, irrespective of the genuineness, validity or enforceability hereof, the payment, when due, including all interest payable hereon and the payment of all legal expenses incurred by the holder hereof to enforce the same or to enforce this guarantee, and hereby consent(s) to and agree(s) to be bound by the terms and conditions hereof and agree(s) that the collateral may be exchanged or surrendered in whole or in part from time to time and that the time of payment hereof may be extended, or the rate of interest altered, or the full amount of any part hereof may be renewed one or more times without notice to the undersigned and that this guarantee shall apply to such extension or extensions, renewal or renewals. The Bank has no duty to any Guarantor to protect, secure or insure any security interest or lien and the obligations of each Guarantor hereunder are valid, binding and enforceable, notwithstanding any defect the Bank causes, permits or suffers to exist in any security interest or lien. The undersigned waive(s) presentment, demand, protect, notice of protest and notice of dishonor and each of them consents to any and all delays, extensions of time, renewals, release of any part hereof and of any available security, waivers or modifications that may be granted or consented to by the Bank with regard to the time of payment or with respect to any other provisions hereof and agrees that no such action or failure to act on the part of the Bank shall in any way affect or impair the obligations of the undersigned or be construed as a waiver by the Bank of, or otherwise affect, its right to avail itself of any remedy hereunder with the same force and effect as if the undersigned had expressly consented to such action upon the part of the Bank.

As security for the performance of any and all of the obligations of the undersigned, the undersigned does hereby give the Bank a continuing lien, security interest and/or a right of set-off in respect to any and all property, interest or estate and moneys of the undersigned now or at any time hereafter held by, or in possession of, or under control of, or on deposit with, the Bank

The undersigned waive(s) presentment, demand, protest, notice of protest.


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                                  Signature

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                                   Address

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                                  Signature

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                                   Address

                                           LOAN NO.
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